Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contact:
December 14, 2017	Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon announces final results of its private exchange offers / consent solicitations for 18 series of notes

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced the final results, as of 11:59 p.m. (New York City time) on December 13, 2017 (the “Expiration Date”), of its previously announced (i) offers, on behalf of certain of its wholly-owned subsidiaries, to exchange any and all of the outstanding series of notes listed below (collectively, the “Old Notes”) for specified series of newly issued debt securities of Verizon (collectively, the “New Notes”) (and additional cash amounts for specified series of Old Notes) (the “Exchange Offers”) and (ii) solicitations of consents, on behalf of such subsidiaries, to the proposed amendments (the “Proposed Amendments”) to the indentures governing the Old Notes in order to, among other things, eliminate certain of the restrictive covenants contained therein (the “Consent Solicitations”), in each case on the terms and subject to the conditions set forth in the Exchange Offer and Consent Solicitation Statement dated November 15, 2017, such terms as amended by Verizon’s press release relating to the Exchange Offers and Consent Solicitations (the “Early Results Press Release”) dated November 30, 2017 (the “Exchange Offer and Consent Solicitation Statement” and, together with the accompanying letter of transmittal and eligibility letter, the “Offer Documents”).

Verizon today also announced the final results of its separate, previously announced cash tender offers, for its own account and on behalf of certain of its wholly-owned subsidiaries, to purchase 31 series of their outstanding notes, including each series of the Old Notes, and consent solicitations for 19 series of outstanding notes, including each series of the Old Notes (the “Separate Consent Solicitations”). Consents delivered for a series of Old Notes in connection with the Exchange Offers were cumulated with the consents delivered for such series in connection with the Separate Consent Solicitations. The cash tender offers are separate and distinct from the Exchange Offers, and neither the Exchange Offers nor the separate cash tender offers are conditioned upon the consummation of such other offers.

Verizon’s obligation to accept Old Notes (and the related consents) tendered in the Exchange Offers and Consent Solicitations was subject to the terms and conditions described in the Offer Documents, including the Minimum Issue Condition (as defined in the Early Results Press Release). As of the Expiration Date, the Minimum Issue Condition was satisfied with respect to the New Notes due 2029 and the New Notes due 2032 (each as defined below), but was not satisfied with respect to the New Notes due 2022 (as defined below). Accordingly, Eligible Holders (as defined below) of the Verizon New Jersey Inc. 8.000% Debentures due 2022, the GTE LLC 8.750% Debentures due 2021 and the Verizon Virginia LLC 7.875% Debentures due 2022 (collectively, the “Cash Consideration Notes”) who either elected the Cash Reversion Option (as defined in the Exchange Offer and Consent Solicitation Statement) or did not elect to have their tendered Cash Consideration Notes returned to them and whose Cash Consideration Notes were accepted by Verizon (the “Cash Consideration Holders”) will receive the Total Cash Consideration, which includes the Early Participation Payment (each as defined in the Exchange Offer and Consent Solicitation Statement), on December 15, 2017 (the “Settlement Date”). The related consents delivered by the Cash Consideration Holders remain validly delivered for purposes of the Consent Solicitations. The related consents delivered by Eligible Holders who elected to have their tendered Cash Consideration Notes returned to them have been deemed validly revoked for purposes of the Consent Solicitations. Except as described above, all other conditions to the Exchange Offers and Consent Solicitations were deemed to be satisfied or waived by Verizon as of the Expiration Date.

Verizon has accepted all Old Notes (and the related consents) validly tendered and not validly withdrawn (except for the Cash Consideration Notes that Eligible Holders elected to have returned) at or prior to the Expiration Date. The first table below sets forth the principal amount of each series of Cash Consideration Notes accepted for purchase and the Total Cash Consideration payable on the Settlement Date, which is based on the previously announced pricing terms for the separate cash tender offers. The second and third tables below set forth the principal amount of each series of Old Notes accepted for exchange and the previously announced Total Consideration (as defined in the Exchange Offer and Consent Solicitation Statement), which includes the Early Participation Payment, payable on the Settlement Date:

Cash Consideration Payable to Cash Consideration Holders

in Lieu of 8.000% Notes due 2022 Issued by Verizon Communications Inc. (the “New Notes due 2022”):

CUSIP Number	Subsidiary Issuer(1)	Title of Security	Principal Amount Outstanding	Aggregate Principal Amount Outstanding Accepted	Percentage of Principal Amount Outstanding Accepted	Reference U.S. Treasury Security(2)	Bloomberg Reference Page	Fixed Spread (Basis Points)(2)	Offer Yield(3)	Total Cash Consideration(4)
645767AY0	Verizon New Jersey Inc.	8.000% Debentures due 2022	$111,392,000	—	—	2.000% due 10/31/2022	FIT1	65	2.756%	$1,218.70
362320AT0	GTE LLC	8.750% Debentures due 2021	$192,879,000	$2,050,000	1.06%	2.000% due 10/31/2022	FIT1	60	2.706%	$1,221.03
165087AN7	Verizon Virginia LLC	7.875% Debentures due 2022	$56,009,000	$18,000,000	32.14%	2.000% due 10/31/2022	FIT1	70	2.806%	$1,194.24

Offers to Exchange Any and All of the Outstanding Notes Listed Below

for New 6.800% Notes due 2029 Issued by Verizon Communications Inc. (the “New Notes due 2029”):

						Composition of Total Consideration
CUSIP Number	Subsidiary Issuer(1)	Title of Security	Principal Amount Outstanding	Aggregate Principal Amount Outstanding Accepted	Percentage of Principal Amount Outstanding Accepted	New Notes Consideration (5)	Cash Amount (for the Adjusted Notes Only) (6)
020039AJ2	Alltel Corporation	6.800% Debentures due 2029	$138,677,000	$22,260,000	16.05%	$1,000	N/A
362320BA0	GTE LLC	6.940% Debentures due 2028†	$315,309,000	$41,945,000	13.30%	$826	$208
650094CJ2	Verizon New York Inc.	6.500% Debentures due 2028	$69,404,000	$33,863,000	48.79%	$960	N/A
07786DAA4	Verizon Pennsylvania LLC	6.000% Debentures due 2028†	$55,875,000	$11,006,000	19.70%	$777	$195
165087AL1	Verizon Virginia LLC	8.375% Debentures due 2029†	$9,031,000	—	—	$984	$159
165069AP0	Verizon Maryland LLC	8.000% Debentures due 2029†	$27,358,000	$7,181,000	26.25%	$962	$153
078167AZ6	Verizon Pennsylvania LLC	8.350% Debentures due 2030†	$31,343,000	$36,000	0.11%	$1,029	$119
165069AQ8	Verizon Maryland LLC	8.300% Debentures due 2031†	$21,314,000	$110,000	0.52%	$1,047	$99
078167BA0	Verizon Pennsylvania LLC	8.750% Debentures due 2031†	$36,009,000	$1,000,000	2.78%	$1,085	$99
252759AM7	Verizon Delaware LLC	8.625% Debentures due 2031†	$2,381,000	—	—	$1,086	$89

Offers to Exchange Any and All of the Outstanding Notes Listed Below

for New 7.875% Notes due 2032 Issued by Verizon Communications Inc. (the “New Notes due 2032”):

						Composition of Total Consideration
CUSIP Number	Subsidiary Issuer(1)	Title of Security	Principal Amount Outstanding	Aggregate Principal Amount Outstanding Accepted	Percentage of Principal Amount Outstanding Accepted	New Notes Consideration (5)	Cash Amount (for the Adjusted Notes Only)(6)
020039DC4	Alltel Corporation	7.875% Senior Notes due 2032	$173,779,000	$39,921,000	22.97%	$1,000	N/A
645767AW4	Verizon New Jersey Inc.	7.850% Debentures due 2029	$51,335,000	$6,038,000	11.76%	$962	N/A
644239AY1	Verizon New England Inc.	7.875% Debentures due 2029	$145,697,000	$4,795,000	3.29%	$964	N/A
92344XAB5	Verizon New York Inc.	7.375% Debentures due 2032	$201,579,000	$76,266,000	37.83%	$946	N/A
92344WAB7	Verizon Maryland LLC	5.125% Debentures due 2033†	$152,911,000	$10,000	0.01%	$568	$289

(1)	See Annex A of the Exchange Offer and Consent Solicitation Statement for a list of original issuers, as applicable.
(2)	The Total Cash Consideration for each series of Cash Consideration Notes is based on the fixed spread for the applicable series of Cash Consideration Notes plus the yield of the specified Reference U.S. Treasury Security for that series as of 11:00 a.m. (New York City time) on November 30, 2017 (the “Price Determination Date”). The Total Cash Consideration does not include the applicable Accrued Coupon Payment (as defined below), which will be payable in cash in addition to the applicable Total Cash Consideration. There is no separate consent payment for the Consent Solicitations.
(3)	The “Offer Yield” is equal to the sum of (a) the yield, as calculated by the lead dealer managers, that equates to the bid-side price of the Reference U.S. Treasury Security appearing at the Price Determination Date on the Bloomberg Reference Page, plus (b) the Fixed Spread, in each case as specified in the table above for such series of Cash Consideration Notes.
(4)	Payable to Cash Consideration Holders per each $1,000 principal amount of each specified series of Cash Consideration Notes accepted for purchase.
(5)	The principal amount of the specified series of New Notes payable, as part of the Total Consideration, for Old Notes validly tendered at or prior to the Expiration Date for each $1,000 principal amount of Old Notes accepted for exchange, which amount includes the applicable Early Participation Payment of $50 principal amount of such series of New Notes. The Total Consideration does not include the applicable Accrued Coupon Payment, which will be payable in cash in addition to the applicable Total Consideration. There is no separate consent payment for the Consent Solicitations.
(6)	For Adjusted Notes (as defined below) only, the cash payment payable as part of the Total Consideration equal to the amount shown in this column for each $1,000 principal amount of Adjusted Notes accepted for exchange.
†	Denotes a series of Old Notes for which the specified Cash Amount will be paid (the “Adjusted Notes”) as a component of the Total Consideration.

On the Settlement Date, Cash Consideration Holders will receive the applicable Total Cash Consideration and Eligible Holders of Old Notes accepted for exchange will receive the applicable Total Consideration. Cash Consideration Holders and Eligible Holders will also receive a cash payment equal to the accrued and unpaid interest on such Cash Consideration Notes and Old Notes, respectively, to, but not including, the Settlement Date (the “Accrued Coupon Payment”).

When issued, the New Notes due 2029 and the New Notes due 2032 will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, such New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to such New Notes on the Settlement Date.

Only holders who duly completed and returned an eligibility letter certifying that they were either (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States and who were “Non-U.S. qualified offerees” (as defined in the eligibility letter) were authorized to receive the Exchange Offer and Consent Solicitation Statement and to participate in the Exchange Offers and Consent Solicitations (each such holder, an “Eligible Holder”).

Global Bondholder Services Corporation has acted as the Exchange Agent and the Information Agent for the Exchange Offers and Consent Solicitations. Questions or requests for assistance related to the Exchange Offers and Consent Solicitations or for additional copies of the Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.

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This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes. The Exchange Offers and Consent Solicitations have been made solely pursuant to the Offer Documents. The Exchange Offers and Consent Solicitations have not been made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers and Consent Solicitations to be made by a licensed broker or dealer, the Exchange Offers and Consent Solicitations will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being distributed to, and must not be passed on to, persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) any Member State of the European Economic Area and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to other persons to whom it may otherwise lawfully be communicated by virtue of an exemption to Section 21(1) of the FSMA or otherwise in circumstance where it does not apply (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on the Exchange Offer and Consent Solicitation Statement or any of its contents.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication we have made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Eligible holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.